SUB-ITEM 77Q1(a)

                                AMENDMENT NO. 1
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                          GLOBAL INVESTMENT PORTFOLIO


         This Amendment No. 1 to the Agreement and Declaration of Trust of Global Investment Portfolio (this "Amendment") amends, effective as of September 11, 2000, the Agreement and Declaration of Trust of Global Investment Portfolio, a Delaware business trust (the "Trust"), dated as of May 7, 1998 (the "Agreement").

         WHEREAS, Section 10.7 of the Agreement authorizes the Trustees to amend the Agreement by making an amendment, without Holder vote;

         WHEREAS, effective September 11, 2000, each of AIM Global Financial Services Fund and AIM Global Infrastructure Fund, series portfolios of AIM Investment Funds, was restructured and in so doing redeemed its interest in the Global Financial Services Portfolio and Global Infrastructure Portfolio, series portfolios of Global Investment Portfolio, respectively, (the "Restructuring"); and

         WHEREAS, the Trustees of the Trust have directed that following the Restructuring, the Trust shall terminate Global Financial Services Portfolio and Global Infrastructure Portfolio in accordance with Delaware law;

         NOW, THEREFORE, the Trustees hereby amend the Agreement as follows:

         1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

         2. Schedule A to the Agreement is hereby deleted in its entirety and a new Schedule A to the Agreement is substituted to read in its entirety as follows:

                                  "SCHEDULE A

         Global Investment Portfolio shall be divided into the following
Portfolios:

                           Global Consumer Products and Services Portfolio Global Resources Portfolio


Date: September 11, 2000"


         3. Except as specifically amended by this Amendment, the Agreement (including all prior amendments thereto) is hereby confirmed and remains in full force and effect.

         4. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

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         5. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.


         IN WITNESS WHEREOF, the undersigned Trustees of the Trust have executed this Amendment as of September 11, 2000.

         .

  /s/ C. Derek Anderson                          /s/ Robert H. Graham
---------------------------                      ---------------------------
C. Derek Anderson, Trustee                       Robert H. Graham, Trustee





 /s/ Frank S. Bayley                             /s/ Ruth H. Quigley
---------------------------                      --------------------------
Frank S. Bayley, Trustee                         Ruth H. Quigley, Trustee









                        [THIS IS THE SIGNATURE PAGE FOR
             AMENDMENT NO. 1 TO AGREEMENT AND DECLARATION OF TRUST
                        OF GLOBAL INVESTMENT PORTFOLIO]



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